INDUSTRI-MATEMATIK INTERNATIONAL CORP.

LIST OF SUBSIDIARIES AT APRIL 30, 1997

AUSTRALIA
Industri - Matematik Pty Ltd

GERMANY
Industri - Matematik GmbH

THE NETHERLANDS
Industri - Matematik Nederland B.V.

SWEDEN
Ceratina International AB
Ceratina Systems AB
Industri - Matematik AB
Industri - Matematik Data Goteborg AB
Industri - Matematik Data Stockholm AB
Industri - Matematik Datasystem AB
Industri - Matematik Ekonomi AB
Industri - Matematik Intressenter AB
Industri - Matematik Projektledning AB
Industri - Matematik Samarbetspartner AB
Industri - Matematik System Goteborg AB
Industri - Matematik System Stockholm AB

UNITED KINGDOM (1)
Enterprise Management System Limited (England and Wales)
Industri - Matematik Limited (England and Wales)

UNITED STATES (1)
Industri - Matematik Corp. (Delaware)
Industri - Matematik Licensing Corp. (Delaware)
Industri - Matematik North American Operations, Inc. (Delaware)
International Technology Group, Inc. (New Jersey) dba IMI Services Software Finance Corp. (Delaware)
Software Research Corp. (Florida)
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(1)   Country or state of incorporation is indicated in parentheses.